Exhibit 99.1

SemGroup Energy Partners, L.P. Announces NASDAQ Delisting
Notice and Trading Suspension Date

Tulsa, Okla. – February 18, 2009 /BUSINESS WIRE/ –

SemGroup Energy Partners, L.P. (NASDAQ: SGLP) today announced that it received a letter today from the Hearings Panel (the “Panel”) of The Nasdaq Stock Market, Inc. (“NASDAQ”) providing the Panel’s decision to delist SGLP’s common units from NASDAQ, with trading being suspended effective at the open of trading on Friday, February 20, 2009.  Following the delisting of the SGLP’s common units from NASDAQ, SGLP expects that its common units will be quoted in the “Pink Sheets” beginning on February 20, 2009.  SGLP continues to work to file its late periodic reports in the near future.  SGLP intends to promptly seek the re-listing of its common units on NASDAQ as soon as practicable thereafter.

About SemGroup Energy Partners, L.P.
SemGroup Energy Partners owns and operates a diversified portfolio of complementary midstream energy assets. SemGroup Energy Partners provides crude oil and liquid asphalt cement terminalling and storage services and crude oil gathering and transportation services. SemGroup Energy Partners is based in Tulsa, Oklahoma.  The general partner of SemGroup Energy Partners is a subsidiary of SemGroup, L.P.   For more information, visit SemGroup Energy Partners’ web site www.SGLP.com.

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Forward-Looking Statements
This news release includes forward-looking statements. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things, uncertainties relating to SemGroup, L.P.’s bankruptcy filings and related events, insufficient cash from operations, market conditions, governmental regulations and factors discussed in SemGroup Energy Partners’ filings with the Securities and Exchange Commission. If any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. SemGroup Energy Partners undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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SGLP Investor Relations Contact:
Brian Cropper
Toll Free Phone: 866.490.SGLP (7457)
Phone: 918.524.SGLP (7457)
Email: investor@semgroupenergypartners.com